POWELL, GOLDSTEIN, FRAZER & MURPHY
                                      ATTORNEYS AT LAW

      SUITE 800                     SUITE 1050                ELEVENTH FLOOR
900 CIRCLE 75 PARKWAY     400 PERIMETER CENTER TERRACE   THE CITIZENS & SOUTHERN
  ATLANTA, GEORGIA 30339        ATLANTA, GEORGIA  30346   NATIONAL BANK BUILDING
     404 951-5800                                          35 BROAD STREET, N.W.
                                         ---              ATLANTA, GEORGIA 30335
                                                                404-572-6600

        SIXTH FLOOR              TELEPHONE 404 399-2800
1001 PENNSYLVANIA AVENUE, N.W.   TELECOPIER 404 399-2879
  WASHINGTON, D.C. 20004              TELEX 4611818
       202 347-0066                     PGFM TER


                                      January 28, 1988


INVESCO Treasurer's Series Trust
1315 Peachtree Street, NE
Suite 500
Atlanta, Georgia 30309

Re: Registration Statement on Form N-1A

Gentlemen:

     We have served as counsel for INVESCO Treasurer's Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the registration of the Trust as an investment company under the Investment Company Act of 1940, as amended, and the registration of the offering and sale of an indefinite number of shares (the "Shares") of the Trust under the Securities Act of 1933, as amended, pursuant to the Trust's Registration Statement on Form N-1A (the "Registration Statement").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, Trust records, and other instruments relating to the organization of the Trust and to the authorization and issuance of the Shares as we have deemed necessary and advisable.

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that upon issuance and sale of the Shares, against payment therefor, as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable.

     We do hereby consent to the reference to our Firm under the heading "Legal Opinions" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 10 thereto, as referred to in Item 24(b) of Part C of the Registration Statement.

                                                Very truly yours,

                              /s/ Powell, Goldstein, Frazer, Murphy
                              POWELL, GOLDSTEIN, FRAZER & MURPHY